UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2011

Strategic Diagnostics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-68440	56-1581761
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Pencader Drive Newark, DE		19702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(302) 456-6789

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting held on March 1, 2011, the Board of Directors (the “Board”) of Strategic Diagnostics Inc. (the “Company”) approved certain equity grants (the “Equity Grants”) to officers of the Company, including the Named Executive Officers named in the table below.  The purpose of the Equity Grants is to provide performance incentives to the recipients.  The Equity Grants consist of (i) a grant of restricted stock units (approximately one-half of the total targeted expected value of the Equity Grants), and (ii) a grant of stock options (approximately one-half of the total targeted expected value of the Equity Grants).  When shares of the Company’s common stock, $0.01 par value (the “Common Shares”), are issued with respect to the Equity Grants they underlie, they will be issued under the Company’s Equity Incentive Plan, and shall generally be subject to the terms and conditions of that plan.

Awards under the Equity Grants will have the following general features:

Restricted Stock Units. A “restricted stock unit” (“RSU” or “phantom stock”) granted under the Equity Grants consists of a legally-binding promise to pay the executive a certain number of the Common Shares upon the achievement of certain revenue targets.  More particularly, 50% of the RSUs vest upon the achievement of certain revenue growth targets during any 12-month period prior to December 31, 2012, and any remaining unvested RSUs to vest upon the achievement of certain revenue growth targets during any 12-month period prior to December 31, 2014.

Options.  Stock options granted as part of the Equity Grants will be vested (and thus exercisable) solely on the basis of time and continued employment, with no regard to any performance criteria, at a rate of 25% of the total number of options on each of the first four anniversaries of the date of grant

On February 28, 2011, the Committee made Awards under the 2011 Plan, such Awards to be granted as of the close of business on February 28, 2011.  The Awards consisted of the following:

Named Executive Officer	Number of Options(1)	Number of RSUs
Francis M. DiNuzzo	125,000	125,000
Kevin Bratton	50,000	50,000
Klaus Lindpaintner	50,000	50,000

(1)
The options have an exercise price of $2.19, equal to the five day average of the closing prices of the Common Shares on the Nasdaq Global Market through March 1, 2011, the date of grant.  The closing price of the Common Shares on the Nasdaq Global Market on March 1, 2011 was $2.18.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Diagnostics Inc.

March 8, 2011	By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: President and Chief Executive Officer